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                                                                     Exhibit 3.1

                     RESTATED CERTIFICATE OF INCORPORATION
                                      of
                       HORACE MANN EDUCATORS CORPORATION



                         ----------------------------


     We, Paul J. Kardos, President, and Marsha M. Murray, Corporate Secretary of Horace Mann Educators Corporation, a corporation duly organized and existing under the laws of the State of Delaware as Horace Mann Educators Corporation and having its original Certificate of Incorporation filed with the Secretary of State on the 7th day of February 1968, do hereby declare that this Restated Certificate of Incorporation was duly adopted at a meeting of the Board of Directors held on September 19, 1989, in accordance with Section 245(c) of the General Corporation Law of Delaware and that this restated certificate only restates and integrates and does not further amend the Corporation's Certificate of Incorporation as theretofore amended or supplemented and there is no discrepancy between the provisions of the Corporation's Certificate of Incorporation as theretofore amended or supplemented and the provisions of the Restated Certificate of Incorporation.

     FIRST. The name of the Corporation is

                      HORACE MANN EDUCATORS CORPORATION.

     SECOND. The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD. The nature of the business or purposes to be conducted or promoted is:

          To acquire by purchase, subscription or otherwise, and to own, hold, sell, negotiate, assign, hypothecate, deal in, exchange, transfer, mortgage, pledge or otherwise dispose of alone or in syndicate or otherwise in conjunction with others: any shares of the capital stock, script, rights, participating certificates, certificates of interest, or any voting trust certificates in respect of the shares of capital stock of or any bonds, mortgages, securities, evidences of indebtedness, acceptances, commercial paper, choses in action and obligations of every kind and description (all of the foregoing being hereinafter sometimes called securities) issued or created by any public, quasi-public or private corporation, joint stock company, association, partnership, common law trust, firm or individual, or of any combinations, organizations or entities whatsoever irrespective of their forms or the names by which they may be described, or of the Government of the United States of America or any foreign government, or of any state, territory, municipality or other political

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     subdivision, or of any governmental agency; and to issue in exchange therefor, in the manner permitted by law, shares of the capital stock, bonds or other obligations of the Corporation; and while the holder or owners of any such securities, to possess and exercise in respect thereof any and all rights, powers and privileges of ownership, including the right to vote thereon; and, to the extent now or hereafter permitted by law, to aid by loan, guarantee or otherwise those issuing, creating or responsible for any such securities; and to do any and all lawful things designed to protect, preserve, improve or enhance the value of any such securities.

          To conduct any lawful business, to exercise any lawful purpose and power, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

     FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is two million three hundred fifty thousand (2,350,000). All such shares shall consist of Common Stock, par value $.001 per share.

     FIFTH. Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, at any and all meetings of the Stockholders of the Corporation, on all propositions before such meetings.

     In all elections for Directors every Stockholder shall have the right to vote, in person or by proxy, for the number of shares owned by him, for as many persons as there are Directors to be elected, or to cumulate said shares, and give one candidate as many votes as the number of Directors multiplied by the number of his shares shall equal, or to distribute them on the same principal among as many candidates as he shall think fit.

     SIXTH. The name and mailing address of the incorporator are Alexander Polikoff, 231 South LaSalle Street, Chicago, Illinois.

     SEVENTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

          To make, alter or repeal the By-laws of the Corporation.

          To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

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          To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

          To designate one or more committees, by resolution of a majority of the whole Board, each committee to consist of two or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee shall have and may exercise such powers as are provided for in the resolution creating the same or in the By-laws of the Corporation, and may authorize the seal of the Corporation to be impressed on all papers which may require it.

     EIGHTH. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a Director of this Corporation shall not be liable to the Corporation or its Stockholders for monetary damages for breach of fiduciary duty as a Director.

     Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a Director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

     NINTH. The Corporation shall indemnify each Director, Officer, employee or agent of the Corporation and each person who is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in the manner and to the extent provided in the By-laws of the Corporation as the same may be amended from time to time.

     TENTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its Stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or Stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the Stockholders or class of Stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the Stockholders or class of Stockholders of this Corporation, as the case may be agree to any compromise or arrangement, and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made be binding on all the creditors or class of creditors and/or on all the Stockholders or class of Stockholders, of this Corporation, as the case may be, and also on this Corporation.

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     ELEVENTH. Meetings of Stockholders may be held within or without the State of Delaware, as the By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

     TWELFTH. In the absence of fraud, no contract or other transaction between the Corporation and any other corporation, and no act of the Corporation, shall in any way be invalidated or otherwise affected by the fact that any one or more of the Directors of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any Director of the Corporation individually, or any firm or association of which any Director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, provided that the fact that he individually or such firm or association is so interested shall be disclosed or shall have been known to the board of directors of the Corporation or a majority thereof; and any Director of the Corporation, who is also a director or officer of such other corporation or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors or of any committee of the Corporation which shall authorize any such contract or transaction and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested. Any contract, transaction or act of the Corporation of the Directors or of any committee which shall be ratified by a majority of a quorum of the Stockholders having voting powers at any annual meeting, or at any special meeting called for such purpose, shall, so far as permitted by law and by this Certificate of Incorporation, be as valid and as binding as though ratified by every Stockholder of the Corporation.

     THIRTEENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statue, provided, however, that Article FIFTH may be amended only upon the affirmative vote of the holders of not less than seventy-five percent (75%) of the Common Stock, and all rights conferred upon Stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, the undersigned have executed this Restated Certificate of Incorporation on this 4th day of October, 1989.


                                       /s/ Paul J. Kardos
                                       ----------------------------------------
                                       Paul J. Kardos, President


                                       /s/ Marsha M. Murray
                                       ----------------------------------------
                                       Marsha M. Murray, Corporate Secretary

STATE OF ILLINOIS        )
                         )   SS.
COUNTY OF SANGAMON       )

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     On this 4th day of October, 1989, before me, a notary public in and for said County and State, personally appeared Paul J. Kardos, President, and Marsha
M. Murray, Corporate Secretary, known to me to be the persons whose names are subscribed to the foregoing instrument, and acknowledged to me that they executed the same.


                                       /s/ Linda L. Sacco
                                       ----------------------------------------
                                                    Notary Public

(Notary Seal)

                                       My Commission expires October 23, 1989.

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